UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2020, GLP Capital, L.P. (the “Operating Partnership”), a wholly-owned subsidiary and the operating partnership of Gaming and Leisure Properties, Inc. (the “Company”), amended and restated the master lease by and among the Operating Partnership, as landlord, and Tropicana Entertainment, Inc., as tenant (the “Eldorado Tenant”), dated October 1, 2018, as further amended and modified (the “Amended and Restated Master Lease”), to, among other things, (i) extend the initial term of 15 years to 20 years, with renewals of up to an additional 20 years at the option of the Eldorado Tenant, (ii) remove the variable rent component in its entirety commencing with the third lease year, (iii) in the third lease year increase land base rent to approximately $23.6 million and building base rent to approximately $62.1 million, (iv) provide fixed escalation percentages that delay the escalation of building base rent until the commencement of the fifth lease year with building base rent increasing annually by 1.25% in the fifth and sixth lease year, 1.75% in the seventh and eight lease years and 2% in the ninth lease year and each lease year thereafter, (v) subject to the satisfaction of certain conditions, permit Eldorado Tenant to elect to replace the Tropicana Evansville and/or Tropicana Greenville properties under the Amended and Restated Master Lease with one or more of Eldorado Gaming Scioto Downs, The Row in Reno, Isle Casino Racing Pompano Park, Isle Casino Hotel – Black Hawk, Lady Luck Casino – Black Hawk, Isle Casino Waterloo, Isle Casino Bettendorf or Isle of Capri Casino Boonville, provided that the aggregate value of such new property, individually or collectively, is at least equal to the value of Tropicana Evansville or Tropicana Greenville, as applicable, (vi) permit Eldorado Tenant to elect to sell its interest in Belle of Baton Rouge and sever it from the master lease, subject to the satisfaction of certain conditions, and (vii) provide certain relief under the operating, capital expenditure and financial covenants thereunder in the event of facility closures due to pandemics, governmental restrictions and certain other instances of unavoidable delay. The effectiveness of the Amended and Restated Master Lease is subject to the review of certain gaming regulatory agencies and the expiration of applicable gaming regulatory advance notice periods.

The foregoing summary of the Amended and Restated Master Lease does not constitute a complete description of, and is qualified in its entirety by reference to, the terms of the Amended and Restated Master Lease, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

The following disclosure was included in a preliminary prospectus supplement, dated June 17, 2020 (the “Prospectus Supplement”), used in connection with an offering of debt securities (the “Notes”) by the Operating Partnership and GLP Financing II, Inc. (“GLP Financing”), which are guaranteed by the Company. The offering is being made pursuant to the Prospectus Supplement and an accompanying prospectus filed as part of an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission.

COVID-19 Pandemic Update

We collected cash rent in full for the month of May from all of our tenants, other than Casino Queen, with whom we are negotiating a rent deferral agreement, and taking into account the rent credit agreement with Penn National Gaming, Inc., as described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

While authorities are gradually allowing re-openings of casinos across the country, subject to safety protocols, the extent of our tenants’ recovery, given current economic conditions and consumer behavior, remains uncertain. As of June 17, 2020, 28 out of 46 of our total properties (including our pending acquisition of the real estate in Morgantown, Pennsylvania and the properties we own and operate in our taxable REIT subsidiaries) have reopened at limited capacity.

Credit Agreement Amendment

As of June 16, 2020, we have received non-binding commitments from lenders with respect to an amendment to the credit agreement, dated as of October 28, 2013, as amended, among the Operating Partnership, as borrower and as successor to GLP Financing, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement Amendment”), which would, among other things: (i) extend the maturity date of a principal amount of $208.3 million of the outstanding Term Loan A-1s from April 28, 2021 to May 21, 2023, which term loans would thereafter be classified as Term Loan A-2s and (ii) increase the principal of the Term Loan A-2s by $200.0 million in the form of incremental term loans. We intend to use the net proceeds from borrowings under the incremental Term Loan A-2s to repay obligations under our revolving credit facility and for general corporate purposes. We anticipate that the Credit Agreement Amendment will become effective on or after the date the Notes are issued, but, as of the date of Prospectus Supplement, we have not received binding commitments from the requisite lenders and there can be no assurances that we will obtain such binding commitments or that the Credit Agreement Amendment will close on the terms described herein or at all.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on the Company and its subsidiaries as a result of the impact of such pandemics on the business operations of the Company’s tenants and their continued ability to pay rent in a timely manner or at all; the Company’s ability to successfully consummate any pending transactions, including receipt of required regulatory approvals, or other delays or impediments to completing such transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; the Company’s ability to maintain its status as a real estate investment trust (“REIT”); the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Master Lease by and among GLP Capital, L.P., as landlord, and Tropicana Entertainment, Inc., as tenant, dated June 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2020	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Senior Vice President and Chief Financial Officer

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